DISTRIBUTION AGREEMENT

      This Distribution Agreement (this "Agreement") dated as of May 17, 2006 by and between Nozin, LLC, a Delaware Limited Liability Company, (the "Company") and Essentially Yours Industries (Hong Kong) Limited, (the "Distributor") located at Units 1-3, 15th Floor, No. 1 Minden Avenue, Tsim Sha Tsui Kowloon, Hong Kong.

            WHEREAS, the Company owns the patent rights and trade mark rights (more particularly described in Schedule A.I hereto) for a certain over-the-counter healthcare product known as "NOZIN - Nasal Sanitizer", which product and its various components (herein called "Products") are described in Schedule A.II hereto;

            WHEREAS, Distributor desires to obtain from the Company the right to distribute the Products for resale as herein provided; and

            WHEREAS, the Distributor understands that its right to purchase and resell the Products shall be governed solely by the terms of this Agreement.

            NOW THEREFORE, and in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Distributor Appointment

            1.1 Subject to the terms and conditions contained herein, the Company appoints the Distributor as its distributor of the Products, and hereby grants to the Distributor the right to purchase the Products from the Company and the right to distribute and resell the Products, in the territories and areas defined in Schedule A. III ("Territory"). Nothing herein shall be construed to prohibit the Distributor from selling Products at any price.

            1.2 The Distributor hereby accepts the appointment and agrees to use all commercially reasonable efforts to develop the market for the sale of the Products in the Territory.

            1.3 Nothing in this Agreement shall cause or be construed to cause the Distributor to be an agent of the Company. The Distributor is an independent contractor and has control of the details of the performance of its obligations hereunder. The Distributor shall not impose or create any obligation or responsibility, express or implied, or make any promises, representations, or warranties on behalf of the Company, other than as expressly provided in this Agreement.

      2. Territory

            2.1 Subject to the terms of this Agreement, the Company hereby designates the Territory, as per Schedule A.III., as the Distributor's sole and exclusive territory for the marketing, sale and distribution of Products. The Distributor's marketing responsibility encompasses both sales and service of the Products in the Territory. The Company also hereby designates the Territory, as per Schedule A.IV., as the Distributor's territory for the marketing, sale and distribution of Products. The Distributor's marketing responsibility encompasses both sales and service of the Products in the Territory. The Company shall assist the Distributor to advertise and promote the Products by making available to the Distributor all reliable data in its possession or control, explaining the virtues of the Products, the clinical trials and studies supportive of such data.

            2.2 The Company hereby grants to the Distributor the sole and exclusive right to market, sale and distribute the Products in the Territory, as per Schedule A.III., ("Exclusive Rights") for an initial period commencing from the date of this Agreement and ending at the end of nine (9) months after the date of the Distributor's receipt of the Products ordered by it in its first purchase order ("Initial Exclusive Term"). The grant of the rights to the Distributor during this Initial Exclusive Term is in recognition of the expenses incurred and to be incurred by the Distributor to launch the Products in the Territories.

            2.3 If the Distributor places purchase orders within the Initial Exclusive Term to purchase from the Company not less than $125,000 of the Company's Products, the Company shall extend the period of the grant of Exclusive Rights to the Distributor beyond the Initial Exclusive Term, for an additional period of one (1) year ("Extended Exclusive Term"), and, at the Distributor's option (to be exercised in writing by notice by the Distributor to the Company prior to the expiry of any current Exclusive Term), so long as it continues to place purchase orders after the first Extended Exclusive Term of not less than $250,000 of the Company's Products, the Company shall extend its grant of Exclusive Rights to the Distributor for additional periods of one (1) year.

            2.4 The Company may, in its sole discretion, refuse to ship Products ordered by the Distributor to a location other than the Territory. The Distributor shall not sell the Products for delivery or shipment to users outside the Territory, shall not knowingly sell the Products to users outside the Territory, and shall not knowingly sell the Products to those who directly or indirectly sell the Products for use outside the Territory.

            2.5 The Distributor shall, use all commercially reasonable efforts to promote, advertise, sell, and service each of the Products in its Territory, shall represent the Products at major trade shows and exhibitions in or encompassing the Territory, shall maintain adequate levels of inventory of the Products, and shall maintain a staff of trained sales and service personnel adequate to cover the Territory. The Company may from time to time provide the Distributor assistance in the Distributors selling and marketing efforts.

      3. Purchase of Products

            In order to ensure the Company's ability to develop an effective distribution and product support system for the Products within the Territory, and in order to ensure the quality of the Products and their reputation within the Territory, the Distributor shall purchase Products only from the Company and not from any other source. For its part, the Company will use all commercially reasonable efforts to ensure that the Products that its sells to the Distributor are of the best quality, in accordance with the terms of this Agreement.

      4. Distributor Facilities and Inventory

            4.1 The Distributor shall maintain one or more suitable places of business within the Territory that are all sufficient, in the commercially reasonable judgment of the parties, to display, store, and service the Products.

            4.2 The Distributor shall maintain such inventory of Products as is sufficient, in the commercially reasonable judgment of the parties, reasonably to meet the sales potential and product support requirements in the Territory. The Distributor shall comply with all instructions issued by the Company regarding the storage, handling, and maintenance of the Products that are reasonably necessary for the protection of persons or property. The Distributor shall hold the Company harmless with respect to any losses occurring as a result of the failure to follow such instructions.

      5. Prices and Terms of Sales and Delivery

            5.1 All sales of the Products to the Distributor shall be governed by the Company's written pricing policies, credit policy, price lists, discount schedules, and terms and conditions of sale specified in Schedule C. Prices for the Products shall be based on the "Distributor Price List" set out in Schedule C.I, subject to review by the parties in December of each year (commencing in January 1, 2008) during the term of this Agreement, and any agreed modified prices shall be effective for the following calendar year. In reviewing such prices, the parties agree that such prices shall be negotiated and reviewed based on the principle of commercial fairness.

            5.2 Prices stated in the Distributor Price List shall apply only to Products with standard specifications. At the Distributor's request, the Company at its option may provide the Distributor with price quotations on Products having special or modified specifications and any such quotations shall only be binding with respect to the specific Product and sale to which such a quotation relates.

            5.3 No purchase order shall be binding on the Company until accepted in writing by a duly authorized representative of the Company, or on the Distributor unless issued in writing signed by a duly authorized representative of the Distributor (listed in Schedule E). Any provision contained in any purchase order issued by the Distributor to the Company which is additional to, or inconsistent or conflicting with, any provision of this Agreement shall not be binding on the Company unless the Company assents to such provision in writing.

            5.4 Although the Distributor may now have or hereafter acquire other outlets or branches, or change the location of any of them, nothing herein shall obligate the Company to sell or ship the Products on orders accepted by the Company to any location outside of the Territory. The Company's responsibility for shipments shall cease upon delivery by the Company of properly and adequately packaged Products to the transportation company, and any claims for shortages, losses or damage occurring thereafter shall be made by the Distributor directly to the transportation company. A copy of any claims against the transportation company for shortages shall be mailed to the Company for information purposes within five days after making any such claim.

            5.5 In addition to payment for the Products, the Distributor shall pay to the Company on demand all reasonable expenses and charges incurred and paid by the Company, and caused by the Distributor, for demurrage, reshipment, rerouting, storage and other similar charges with respect to the Products ordered by the Distributor, including without limitation expenses resulting from the Distributor's failure promptly to accept delivery of or pay for such Products.

            5.6 The Company shall not be liable to the Distributor for any injury, loss, damage or expense, whether direct, indirect or consequential, resulting from or arising out of delays in delivery resulting from delays in manufacture due to acts of God, and reasonably unforeseeable acts of government. The time for delivery specified in any quotation or contract shall be extended during the continuance of such conditions and for a reasonable time thereafter. If a shortage of supply is so pervasive as to effectively prevent the Distributor from meeting minimum purchase requirements through purchase of any reasonable combination of Products, the time period for meeting such minimum purchase requirements will be extended until the shortage ends

      6. Minimum Purchase Requirements

            The Distributor shall meet the minimum purchase requirement set forth in Schedule D. Failure to meet the purchase requirements as per the schedule at the discretion of the Company, can be just cause for immediate termination of the agreement.

      7. Product Approval

            7.1 The Distributor shall be responsible for promptly obtaining, at the Distributor's sole cost, all governmental approvals necessary for the sale in the Territory of all Products which are or become subject to distribution under this Agreement.

            7.2 Registration of the Products in the Territory shall be under the name of the Company unless the local law requires registration under the name of the Distributor.

            7.3 If clinical trials are required to obtain approval for the sale of any of the Products in the Territory, the Company shall have the right to review and approve all proposed protocols for such clinical trials and the Distributor shall not utilize any protocol until approved by the Company. The Company shall not withhold any such approval unreasonably. Clinical trials shall be monitored by the Distributor and the cost of such clinical trials will be borne solely by the Distributor.

            7.4 The Distributor shall supply the Company with full details of the progress of obtaining governmental approvals in the Territory including documents issued in relation to it, and, upon receipt of notice of termination of the Agreement by the Company, the Distributor shall promptly and diligently organize the transfer of the governmental approvals and all related rights to the Company or to such third party as the Company shall designate.

            7.5 Failure to obtain governmental approval for the sale of any of the Products in the Territory within a reasonable time (which, depending upon markets, will be in the range of a minimum of 3 months, and a maximum of 12 months after all the information necessary to obtain such approvals is available to the Distributor) shall be just cause for immediate termination of the Agreement by the Company.

      8. Quality Control Requirements

            8.1 The Company warrants, and shall certify for each batch of Products shipped by it to the Distributor, that the manufacturer of the Products is cGMP certified or equivalent if manufactured outside the Untied States.

            8.2  The  Company   shall  ensure  that  the  8ml  bottle  shall  be
shrink-wrapped from top to bottom.

            8.3 The Company shall ensure that every batch of Products shipped by it to the Distributor contains a certificate of analysis in form and content satisfactory to the Distributor.

            8.4 The Company shall ensure that each Product shipped by it contains and clearly specifies on all packaging, the lot number and expiration date for such Product, and states that the Product has a shelf life of at least eighteen (18) months from the date of its manufacture. The Company warrants to the Distributor that each of the Products that it ships to the Distributor shall have a shelf life of at least twelve (12) months from the date of shipment.

            8.5 The Company warrants to the Distributor that, for each of the Products that it ships to the Distributor, the labeling for such Product has been reviewed and approved by appropriate legal counsel and is approved and classified as an OTC sale in the United States.

            8.6 Except as otherwise stated, with respect to the Products manufactured by the Company, the Company makes only the limited warranty contained in the Warranty policy for the Products, as set forth in Schedule B (the "Limited Warranty").

      9. Advertising and Promotion

            9.1 The Distributor shall provide at its own cost and expense such advertising and promotion of the Products within the Territory as the Distributor deems suitable, after consulting with the Company. The Company shall assist the Distributor to advertise and promote the Products by making available to the Distributor all reliable data in its possession or control, explaining the virtues of the Products, the clinical trials and studies supportive of such data. The Company shall, if available, address the public and media at promotional events or trade shows at which the Distributor is promoting the Products.

            9.2 The Company may, in its sole discretion, directly advertise and promote the Products in the Territory or elsewhere. Company shall furnish the Distributor such promotional literature and other advertising aids as the Company may generate, to assist the Distributor to promote the Products. Such material shall remain the property of the Company. Trade show expenses may be shared as mutually agreed upon in advance by Company and the Distributor from time to time.

            9.3 In order that the Company may protect all trademarks that the Company uses, the Distributor shall not use any such marks, names, slogans, or designations in any advertising copy, promotional material, signs, exhibits or other written or printed material relating to the Products except that which is provided to the Distributor by the Company or that which is in a form specifically approved in writing by the Company (such approval not to be unreasonably withheld), and shall not use any of the licensed trademarks outside the Territory or in connection with any sales which would violate Article 2 of this Agreement.

      10. Training

            From time to time the Company may, at its sole discretion, and shall, if required by the Distributor, offer training in the selling and servicing of the Products which training shall be available to the Distributor's personnel at such locations as the Company may specify. If such training is necessary in order for the Distributor to fulfill its sales and service obligations, the Distributor's personnel shall participate in such training. The Distributor shall bear that portion of the expenses of its personnel in attending such training as is reasonably agreed to by the parties from time to time. The Company shall bear the expenses for the initial product launch in Hong Kong, the Philippines and China as it pertains to air travel and lodging.

      11. Taxes

            The Distributor shall pay all license fees, sales, use, service use, occupation, retailer's occupation, service occupation, personal property, and excise taxes and any other fees, assessments, or taxes which may be assessed or levied by any national, state, or local government and any departments and subdivisions thereof, as a result of the performance of this Agreement or against any of the Products ordered by the Distributor within the Territory.

      12. Patents, Trademarks, Confidential Information and Product Modification

            12.1 The Distributor shall not use any trademark or trade names relating to the Products, whether or not registered, now or hereafter owned or used pursuant to license by the Company or any mark or name similar thereto except in the manner and to the extent that the Company may specifically consent in writing, except that the Distributor may refer to the Products by the trademarks which the Company uses in connection therewith. Such trademarks may be changed at the sole discretion of the Company. The Distributor is permitted to use such trademarks or trade names only within the Territory and only in connection with its performance under this Agreement and, despite such use, the Distributor shall not acquire any rights or interest thereto.

            12.2 The Distributor may include local language for its promotion of, or packaging of, the Products within the Territories.

            12.3 In no event shall the Distributor alter or modify any product purchased hereunder, or the trademark or trade names used in connection therewith by the Company, in such a manner as will in any way infringe, impair or lessen the validity of the patents, trademarks or trade names under which the Products are made or sold, or as will cause the Products to infringe the patents, trademarks, or trade names of any third party.

            12.4 If the Distributor alters or modifies any Products without the Company's approval, and/or uses trademarks or trade names in connection therewith other than those adopted and used by the Company, the Distributor will indemnify the Company and hold the Company completely harmless from and against any patent infringement, unfair competition, products liability or other claims brought against the Company on account of such activities.

            12.5 In the course of the performance of this Agreement, a party hereto may furnish the other party with confidential business information and trade secrets ("Confidential Information"). Both during and after the term of this Agreement, the recipient of such Confidential Information shall not disclose same to any person other than its employees and shall keep it in strict confidence and not use it for any purpose other than the performance of its obligations under this Agreement. Upon termination of this Agreement (for whatever reason), the recipient of such Confidential Information shall use its best efforts to return same to the provider.

            12.6 Upon termination of this Agreement (for whatever reason), the Distributor shall immediately return to the Company all documents, product samples and demonstration kits, and other materials.

            12.7 The  Distributor  shall  ensure  and  guarantee  that all staff involved in the distribution of the Products (and the staff or any sub-distributor, dealer or agent) are aware of and observe the obligations of confidentiality contained in this Agreement, which obligations shall apply also after the time they may have left the Distributor or the sub-distributors, dealers or agents.

            12.8 The obligations of confidentiality in this Agreement shall survive the termination of the Agreement.

      13. Remedies

            13.1 Failure of either party at any time to require performance of any provisions hereof shall not affect its right to require full performance thereof at any time thereafter. The waiver by either party of a breach of any such provision shall not constitute a waiver of any subsequent breach thereof or nullify the effect of such provision.

            13.2 In the event that the Distributor is in default with respect to any of the terms or conditions of or referred to in this Agreement, for 30 days after receipt of written notice from the Company, the Company may, without incurring liability to the Distributor or its customers and without prejudice to any other remedy of the Company, defer further shipments of Products to the Distributor (whether or not the Company has accepted purchase orders from the Distributor with respect to unshipped Products) until such default is remedied; provided that this clause shall not apply if such default is due to an act of God or act of government or is otherwise not within the control of the Distributor.

      14. Term and Termination

            14.1 This Agreement shall commence on the effective date hereinafter stated and shall continue for a period of 5 years from the date of this agreement ("Initial Term"). This Agreement may be extended by the Company at its option for a further period of 5 years so long as the Distributor is not in default at the time of renewal. The Distributor will provide the Company with a notice of extension in writing within ninety (90) days prior to the expiry of the Initial Term.

            14.2 This Agreement may be terminated by either party immediately if the termination is for a material violation of this Agreement, provided the alleged violator has been given a written notice of its default and an opportunity to rectify such default within 30 days after its receipt of the notice, and so long as such default remains un-rectified at the end of such notice period.

            14.3 In the event the Distributor terminates this Agreement, the Company maintains the right to appoint a new designated agent and or distributor for the Territories.

      15. Effect of Termination

            15.1 Neither party, by reason of the termination or non-renewal of this Agreement, shall be liable to the other for compensation, reimbursement, or damages because of the loss of anticipated sales or prospective profits or because of expenditures, investments, leases, property improvements or other matters related to the business or goodwill of the parties.

            15.2 In the event of termination either party, at its option, may offset any sums due to it against any sums owed by it.

            15.3 Upon termination of this Agreement, the Distributor shall immediately discontinue use of any and all trademarks and trade-names used pursuant to license by the Company, including without limitation use in the Distributor's letterheads, advertising, and name. The Distributor shall not thereafter use any such mark or name or any mark or name tending to give the impression that any relation between the Company and the Distributor still exists, and the Distributor shall immediately deliver to such address as the Company specifies all technical information, price lists, catalogs, drawings, designs, engineering photographs, samples, literature, sales aids, customer lists and other confidential business information and trade secrets of the Company in the Distributor's possession.

      16. Application and Construction of Agreement

            16.1 This Agreement is binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns, except that the Distributor shall not assign this Agreement, or any interest herein including rights and duties of performance, without the written consent of the Company.

            16.2 This Agreement shall not be binding upon the parties until signed for them by their duly authorized officers or agents. No agent or representative of the parties has any authority to vary the terms and conditions contained herein or to make any representation, statement, warranty, or agreement not expressed herein.

            16.3 The laws of the State of Florida shall govern the construction of this Agreement and the rights, remedies and duties of the parties hereto. In the event of any dispute, the parties shall refer any dispute to arbitration pursuant to the American Arbitration Association, and the parties will consent to the venue being in Miami, Florida and submit themselves to the in personam arbitration of such jurisdiction for the purpose of resolving any disputes arising out of this Agreement or the transactions contemplated thereby.

            16.4 No amendment or modification of this Agreement or any portion thereof shall be valid unless executed in writing by both parties. Any written amendment or modification that is executed by both parties shall be binding upon them notwithstanding any lack of consideration.

            16.5 All understandings and agreements, written or oral, heretofore had or made between the parties with respect to any of the subject matters herein, are merged into this Agreement which alone fully and completely expresses their agreement.

            16.6 The descriptive headings in the Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      17. Notice

            17.1 Any notice required or permitted herein shall be in writing and shall be hand delivered or mailed, postage fully prepaid, properly addressed to the party to be notified. The parties' addresses for all notices given pursuant to this Agreement shall be at the following addresses or the last known address given by such party to the other. Any such notice shall be considered to have been given when hand delivered or on the second business day after it was deposited in the mails.

            To the Company:

            Nozin, LLC
            2100 Ponce de Leon Blvd.
            Suite 901
            Coral Gables, Fl. 33134
            Attn: Jaime A. Figarola

            To the Distributor:

            Essentially Yours Industries (Hong Kong) Limited
            Units 1-3, 15th Floor, No. 1 Minden Avenue,
            Tsim Sha Tsui Kowloon, Hong Kong.
            Attn: Dori O'Neill

      18. Schedules

            18.1 The following Schedules are attached hereto and made a part hereof:

            SCHEDULE A      Patent and Trade Mark Rights; Products and Territory
            SCHEDULE B      Limited Warranty
            SCHEDULE C      Terms and Conditions of Sale
            SCHEDULE D      Minimum Purchase Requirements
            SCHEDULE E      Duly authorized individuals to issue and accept
                            purchase orders.

      19. Order Stock, Shipping Quantities and Packaging

            19.1. Purchase orders from the Distributor will be accepted by the Company within two working days after the Company's receipt of such purchase order. Subject to availability, the Products will be made available within forty five (45) days after receipt by the Company of the purchase order.

            19.2 The Distributor shall keep a sufficient inventory (based on the Distributor's sole discretion) of the Products to supply market requirements. Such inventory shall be stored in accordance with good manufacturing practices in order to preserve and protect the Products.

            19.3 The Distributor shall destroy, return to the Company, or make such other disposition, as the Company shall reasonably direct, of any portion of the Products determined by the Company to be outdated or otherwise to require such disposition. In the event of such return or destruction before such time as the Products become un-saleable, the Company shall either replace the Products or reimburse the Distributor in an amount equal to the Company's current price for the Products and the Distributor's cost thereof, and transportation costs incurred by the Distributor. The Company shall have no liability for material that is outdated as result of the Distributors inventory management practices.

            19.4 The Distributor shall organize its inventory management practices in such a way as to ensure that Products are always supplied to users in good condition and the Company, at the request of the Distributor, may offer assistance in this process. The Distributor will, on reasonable notice permit the Company's authorized representative to inspect its storage facilities and to take samples of Products in storage at all reasonable times. The Distributor will comply strictly with all reasonable directions of the Company in relation to storage and other matters to ensure the quality of the Products it supplies. The Company shall assist the Distributor to advertise and promote the Products by making available to the Distributor all reliable data in its possession or control, explaining the virtues of the Products, the clinical trials and studies supportive of such data.

            19.5 The minimum shipping quantities shall be 5,000 units per product per purchase order as per Schedule C.III.

      20. Exchange of Information

            20.1 The Distributor will supply to the Company all reasonable details in relation to the matters set out below and, subject to commercial reasonableness, at the frequency specified against each item, such time period to start from the date of commencement of the Agreement.

            (1) Projected sales of Products (a rolling yearly forecast is required);

            (2) Details by country within the Territory regarding the status of the sales, including amounts of the Products sold, placed in inventory and returned (both in dollars and units) (yearly);

            (3)   Details of pricing of Products;

            (4) An annual business plan detailing the business strategy that will be used in that calendar year to market the Products by country, including promotional budgets, expenses and projected sales at least 60 days prior to the start of the relevant calendar year;

            (5) All technical and medical questions arising from the Products (as they arise);

            (6) Any suggestions or feedback from the field regarding Product defects, performance, or Product improvement, competitive products (as they arise);

            (7) Any infringement or apparent or threatened infringement of the Company trademarks or other rights (including any patent rights) in the Products, of which the Distributor becomes aware (as they arise) and;

            (8) Any customer problem of an urgent nature (within 72 hours after notification).

            20.2 The Company will supply to the Distributor all reasonable details in relation to the matters set out below and, subject to commercial reasonableness, at the frequency specified against each item, such time period to start from the date of commencement of the Agreement.

            (1) All technical information, clinical studies and product information pertaining to the Products that would be material to the decision of anyone intending to purchase the Products (as the Company becomes aware of such information);

            (2) All promotional materials developed by the Company to market the Products (as these come into existence); and

            (3) Details of any problems with the Products, or complaints communicated to the Company about the Products, their safety, merchantability or fitness for their advertised use (as these become known to the Company).

      21. New Products

            21.1. If the Company develops a new product comparable to the Products (a "New Product"), the Company shall propose an amendment to the Agreement which shall include the New Product as a Product to be distributed under the Agreement and establish price and terms for the New Product.

            21.2. If the Distributor accepts the amendment by signing and returning a signed copy of the amendment within 30 days from the mailing thereof by the Company, the Agreement shall be amended. If the Distributor fails to accept the amendment within 30 days, the Company may at its option distribute the New Product in the Territory through another means.

      22. Competitive Products

            22.1 The Distributor agrees not to directly or indirectly promote, sell, distribute or otherwise deal in any products that are in competitive nature with the Products described within. This prohibition shall extend to the Distributor's parent and subsidiary companies, its affiliates, and any companies owned or operated or controlled by the Distributor, its shareholders, officers, directors or their family members.

      23. Assignment and Change of Ownership

            23.1 In the event the Company sells or transfers its ownership rights to the patents for NOZIN - Nasal Sanitizer this Agreement shall be binding in full effect upon the Company and the purchaser. At the sole discretion of the Company, the Distributor may assign the Distribution Agreement to another company.

            IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


COMPANY: Nozin, LLC


By: /s/ Jaime A. Figarola
    --------------------------------
               (Signature)

Name:  Jaime A. Figarola
Title: President


DISTRIBUTOR: Essentially Yours Industries (Hong Kong) Limited


By: /s/ Dori O'Neill
    --------------------------------
               (Signature)

Name:  Dori O'Neill
Title: President & CEO

                                   SCHEDULE A


I.    PATENT AND TRADE MARK RIGHTS

            Nozin, LLC owns the worldwide patent (Product is currently in patent pending status), trade marks, selling and marketing rights for any products under the Nozin brand name. Nozin, LLC is a wholly owned subsidiary of Global Life Technologies Corp., the parent company.


II.   PRODUCTS

            A.    NOZIN (Nasal Sanitizer) finished product.

                  1.    8ml bottle

                  2.    T-Pack (10 pre-loaded swab devices)


III.  TERRITORY - EXCLUSIVE DISTRIBUTION

            A.    Hong Kong

            B.    Philippines

            The  Products  can  only  be  sold  within  the  Essentially   Yours
            Industries ("EYI") multi-level marketing network. If other territories/channels become available to EYI through the expansion of the EYI multi-level marketing network, then the Distributor may request the Company, in writing, for permission to extend the Territory to include these other territories/channels, and the Company, at it's sole discretion may approve these additional territories.


IV.   TERRITORY - NON-EXCLUSIVE DISTRIBUTION

            a.    China

            In all markets on a non-exclusive basis.

                                   SCHEDULE B


                                LIMITED WARRANTY

Nozin, LLC guarantees that reasonable care has been used in the manufacture of the Products, and that the Products will be merchandisable and reasonably fit for use. The Company guarantees that the Products are safe if used as directed by the Company. The Company guarantees the quality and ingredients used for the manufacture of NOZIN - Nasal Sanitizer. The Company shall be liable for the replacement of any defective Products returned to the Distributor. The Distributor shall provide the Company the reason or reasons for the return.

                                   SCHEDULE C

                          TERMS AND CONDITIONS OF SALE

I.    PRICING

      8ml Finished Product
      Per Unit Price: $5.00 U.S. Dollars (FOB) Company Manufacturing facility

      Travel Pack (10 preloaded swabs) Finished Product
      Per Unit Price: $4.50 U.S. Dollars (FOB) Company Manufacturing facility

II.   PAYMENT TERMS

      Payment for the Products shall be made by either a letter of credit from a major financial institution acceptable by the Company's bank or by cash via wire transfer or by check payable to "Nozin, LLC". The Distributor shall pay a fifty percent (50%) initial deposit on all orders when the purchase order is issued and is confirmed and accepted by the Company. The balance of fifty percent (50%) will be paid when the Products are confirmed by the transportation company to be on-board, on-deck. Nozin, LLC is not responsible for the costs of carriage, insurance and freight.

III.  MINIMUM ORDER SIZE

      8ml Bottle: 5,000 units per purchase order for each territory comprising the Territory.

      T-Pack (10 Pre-loaded swab devices): 5,000 units per purchase order for each territory comprising the Territory.

                                   SCHEDULE D

                      MINIMUM YEARLY PURCHASE REQUIREMENTS

Calendar Year 2006
------------------

8ml bottle - 5,004 units

Travel Pack - 5,040 units


Calendar Year 2007
------------------

8ml bottle - 25,020 units

Travel Pack - 25,200 units


Calendar Year 2008
------------------

8ml bottle - 50,040 units

Travel Pack - 50,400 units

2008 minimums to remain through the term o this distribution agreement.

                                   SCHEDULE E

        DULY AUTHORISED INDIVIDUALS TO ISSUE AND ACCEPT PURCHASE ORDERS


On behalf of the Distributors:
------------------------------

Mr. Dori O'Neill and/or his assignee


On behalf of the Company:
-------------------------

Mr. Jaime A. Figarola

Mr. John A. Willimann

Mr. Philippe R. Touret